UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2024

Sensei Biotherapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39980	83-1863385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Research Blvd, Suite 125 Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 243-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	SNSE	The Nasdaq Stock Market LLC
Series A Preferred Stock Purchase Rights		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2024, Sensei Biotherapeutics, Inc. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Erin Colgan, the Company’s former Chief Financial Officer. Pursuant to the Consulting Agreement, Ms. Colgan will provide certain transition services to the Company through April 30, 2024 and will be paid a consulting fee equal to $1,640 per business day. The Consulting Agreement automatically expires on April 30, 2024, unless terminated earlier pursuant to the terms of the Consulting Agreement. In addition, the exercise period for Ms. Colgan’s existing vested stock options was extended to the latter of (a) October 7, 2024 or (b) until such time as provided for in the applicable equity plan and Ms. Colgan’s applicable option award agreement.

The foregoing description of the Consulting Agreement is not complete and is qualified in its entirety by reference to the Consulting Agreement, which the Company intends to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sensei Biotherapeutics, Inc.

Date: April 12, 2024	/s/ Christopher W. Gerry
Christopher W. Gerry
General Counsel and Secretary

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